Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 3, 2026, with respect to the financial statements of Grayscale Litecoin Trust (LTC), incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
September 11, 2026